UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 19, 2021
Date of Report (date of earliest event reported)

Asensus Surgical, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-19437 (Commission File Number)	11-2962080 (I.R.S. Employer Identification Number)

1 TW Alexander Drive, Suite 160
Durham, North Carolina 27703
(Address of principal executive offices)

919-765-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	ASXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2021, Asensus Surgical, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co. (“Cantor”), Robert W. Baird & Co. Incorporated (“Baird”) and Oppenheimer & Co. Inc. (“Oppenheimer”). Each of Cantor, Baird and Oppenheimer are individually an “Agent” and collectively are the “Agents” under the Agreement. The Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Also on May 19, 2021, the Company filed a prospectus supplement (the “Prospectus Supplement”) relating to an “at the market offering” (the “ATM Offering”) by the Company of up to an aggregate of $100,000,000 of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which shares of Common Stock are registered under the Registration Statement on Form S-3 ASR (File No. 333-256284) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and declared effective on May 19, 2021.

Subject to the terms and conditions of the Agreement, the Agents will use their commercially reasonable efforts consistent with their normal trading and sales practices to sell, on the Company’s behalf, any Common Stock to be offered by the Company under the Agreement. The Agents will offer the Common Stock subject to the terms and conditions of the Agreement on a daily basis or as otherwise agreed upon by the Company and an Agent. The Company will designate the maximum amount of Common Stock to be sold through the Agents on a daily basis or otherwise determine such maximum amount together with an Agent. The Company may instruct the Agents not to sell Common Stock if the sales cannot be effected at or above the price designated by the Company in any such instruction. The Company or any of the Agents may suspend the offering of Common Stock being made through such under the Agreement upon proper notice to the other party.

The aggregate compensation payable to the Agents shall be up to 3.0% of the aggregate gross proceeds from each sale of the Company’s Common Stock under the Agreement. In addition, the Company has agreed in the Agreement to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act. In addition, the Company has agreed to reimburse the Agents for certain expenses incurred in connection with this ATM Offering, up to a maximum of $50,000. The total expenses for the offering payable by the Company, excluding commissions and reimbursements payable to the Agents under the Agreement, will be approximately $150,000.

The offering of Common Stock pursuant to the Agreement will terminate upon the earlier of (i) the sale of all of the Common Stock under the ATM Offering and (ii) termination of the Agreement by the Company or by the Agents.

The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

1.1 *	Controlled Equity OfferingSM Sales Agreement by and among Asensus Surgical, Inc. and Cantor Fitzgerald & Co., Robert W. Baird & Co. Incorporated and Oppenheimer & Co. Inc., dated May 19, 2021.

5.1 *	Opinion of Ballard Spahr LLP

23.1 *	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*   Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASENSUS SURGICAL, INC.

Date: May 19, 2021	/s/ Shameze Rampertab
Shameze Rampertab
Executive Vice President and Chief Financial Officer

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